UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2015

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 28, 2015, at 10:00 a.m. Central Time, School Specialty, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin. At our 2015 Annual Meeting of Stockholders, our stockholders voted on proposals to: (1) elect the five individuals nominated by the Board of Directors of the Company to serve as directors until the 2016 Annual Meeting of Stockholders; (2) approve an advisory resolution on the compensation of the Company’s named executive officers; and (3) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the transition period of April 26, 2015 to December 26, 2015. The final voting results on these proposals are as follows:

			For	Against	Abstain	Broker Non-Vote

1.	(a)	Election of James R. Henderson	511,246	115,446	0	111,897

	(b)	Election of Justin Lu	511,231	115,446	15	111,897

	(c)	Election of Gus D. Halas	606,042	20,635	15	111,897

	(d)	Election of Andrew E. Schultz	606,042	20,635	15	111,897

	(d)	Election of Joseph M. Yorio	511,231	115,446	15	111,897

2.		Approval of an advisory resolution on the compensation of the Company’s named executive officers.	604,896	21,796	0	111,897

3.		Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the transition period of April 26, 2015 to December 26, 2015.	717,954	20,635	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: October 1, 2015	By:	/s/ Kevin L. Baehler

Kevin L. Baehler
Senior Vice President and Chief Accounting Officer

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